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                                                                    EXHIBIT 23.4

                 CONSENT OF LAROCHE PETROLEUM CONSULTANTS, LTD.,
                         INDEPENDENT PETROLEUM ENGINEERS


     We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Amendment No. 1 to Registration Statement No. 333-129628 the "Registration Statement") and related Prospectus of Toreador Resources Corporation for the registration of up to $86,250,000 5% Convertible Senior Notes Due 2025 and 3,518,813 shares of its common stock and to the incorporation by reference therein of our estimates of reserves included in Toreador Resources Corporation's Annual Report (Form 10-K) for the year ended December 31, 2004, filed with the Securities and Exchange Commission and to the inclusion in the Registration Statement of our estimates of reserves for the years ended December 31, 2003 and December 31, 2004.

                                       /s/ Edward Travis
                                       -----------------------------------------
                                       LAROCHE PETROLEUM CONSULTANTS, LTD.


      Dallas, Texas
      November 28, 2005